Exhibit 23.1

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 24, 2022, in Amendment No. 6 to the Registration Statement (No. 333-253037) on Form S-1 of Impact BioMedical, Inc., for the registration of its common stock.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

December 7, 2022

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS